EXHIBIT 99.1

Contact:	Investors:
PXRE Group Ltd.	Sard Verbinnen & Co
Robert P. Myron	Jamie Tully/Lesley Bogdanow
Chief Financial Officer	212-687-8080
441-296-5858	jtully@sardverb.com
bob.myron@pxre.com

PXRE Group Ltd. PXRE House 110 Pitts Bay Road, Pembroke HM 08 Bermuda 441 296 5858 441 296 6162 FAX
PXRE MAKES TECHNICAL CORRECTION
TO PREVIOUSLY REPORTED 2006 RESULTS

     HAMILTON, Bermuda — (PR Newswire) — March 16, 2007 —PXRE Group Ltd. (the “Company”) today announced the correction of a technical error that was discovered in the process of finalizing the Company’s Annual Report on Form 10-K with respect to net (loss) income before convertible preferred share dividends per diluted common share and net (loss) income per diluted common share reported in the press release issued on March 14, 2007 (the “Press Release”) announcing the Company’s results for the quarter and year ended December 31, 2006. Net (loss) income before convertible preferred share dividends per diluted common share for the year ended December 31, 2006 was $0.40 rather than $0.37 as previously reported. Net (loss) income per diluted common share for the year ended December 31, 2006 was $0.33, rather than $0.37 as previously reported. This correction had no impact on the Company’s Unaudited Consolidated Balance Sheets including total shareholders’ equity as of December 31, 2006 nor did it have any impact on any amounts reported on the Unaudited Consolidated Statements of Operations and Comprehensive Operations other than the diluted earnings per share disclosures referred to above. It also had no impact on Unaudited Consolidated Statements of Shareholder’s Equity or Unaudited Consolidated Statements of Cash Flows. Lastly, this correction had no impact on fully diluted book value per common share as of December 31, 2006.
     Corrected preliminary unaudited financial highlights and unaudited financial statements are attached hereto.
     Statements in this release that are not strictly historical are forward-looking and are based upon current expectations and assumptions of management. Statements included herein, as well as statements made by or on behalf of PXRE in its communications and discussions with investors and analysts in the normal course of business through meetings, phone calls and conference calls, which are not historical in nature are intended to be, and are hereby identified as, “forward-looking statements” for purposes of the safe harbor provided by Section 21E of the Securities Exchange Act of 1934 as amended. These forward-looking statements, identified by words such as “intend,” “believe,” “anticipate,” or “expects” or variations of such words or similar expressions are based on current expectations, speak only as of the date thereof, and are subject to risk and uncertainties. In light of the risks and uncertainties inherent in all future projections, the forward-looking statements in this report should not be considered as a representation by us or any other person that the Company’s objectives or plans will be achieved. The Company cautions investors and analysts that actual results or events could differ materially from those set forth or implied by the forward-looking statements and related assumptions, depending on the outcome of certain important factors including, but not limited to, the following: (i) we face risks related to our proposed merger with Argonaut; (ii) if the merger with Argonaut is not completed, unless the Board of Directors identifies and implements a different operating strategic solution, we will not write or earn any material premiums in the future and, as a result, we expect to incur material operating losses since our remaining revenue is insufficient to cover our projected operating and other expenses; (iii) if the merger is not consummated, we may not be able to identify or implement a strategic alternative for PXRE; (iv) if the merger is not consummated and our Board of Directors concludes that no other feasible strategic alternative would be in the best interests of our shareholders, it may determine that the best course of action is to place the reinsurance operations of PXRE into runoff and eventually commence an orderly winding up and liquidation of PXRE operations over some period of time that is not currently determinable; (v) if the merger is not consummated and the Board of Directors elects to pursue a strategic alternative that does not involve the continuation of meaningful property catastrophe reinsurance business, there is a risk that the Company could incur additional material charges or termination fees in connection with our collateralized catastrophe facility and certain multiyear ceded reinsurance agreements; (vi) our ability to continue to operate our business, consummate the merger and to identify, evaluate and complete any other strategic alternative is dependent on our ability to retain our management and other key employees, and we may not be able to do so; (vii) adverse events in 2006 negatively have affected the market price of our common shares, which may lead to further securities litigation, administrative proceedings or both being brought against us; (viii) reserving for losses includes significant estimates, which are also subject to inherent uncertainties; (ix) because of potential exposure to catastrophes in the future, our financial results may vary significantly from period to period; (x) we operate in a highly competitive environment and no assurance can be given that we will be able to compete effectively in this environment; (xi) reinsurance prices may decline, which could affect our profitability; (xii) we may require additional capital in the future; (xiii) our investment portfolio is subject to significant market and credit risks which could result in an adverse impact on our financial position or results; (xiv) we have exited the finite reinsurance business, but claims in respect of finite reinsurance could have an adverse effect on our results of operations; (xv) our reliance on reinsurance brokers exposes us to their credit risk; (xvi) we may be adversely affected by foreign currency fluctuations; (xvii) retrocessional reinsurance subjects us to credit risk and may become unavailable on acceptable terms; (xviii) we have exhausted our retrocessional coverage with respect to Hurricane Katrina, leaving us exposed to further losses; (xix) recoveries under our collateralized facility are triggered by modeled loss to a notional portfolio, rather than our actual losses arising from a catastrophe event, which creates a potential mismatch between the risks assumed through our inwards reinsurance business and the protection afforded by this facility; (xx) our inability to provide the necessary collateral could affect our ability to offer reinsurance in certain markets; (xxi) the insurance and reinsurance business is historically cyclical, and we may experience periods with excess underwriting capacity and unfavorable premium rates; conversely, we may have a shortage of underwriting capacity when premium rates are strong; (xxii) regulatory constraints may restrict our ability to operate our business; (xxiii) any determination by the United States Internal Revenue Service (“IRS”) that we or our offshore subsidiaries are subject to U.S. taxation could result in a material adverse impact on the our financial position or results; and (xxiv) any changes in tax laws, tax treaties, tax rules and interpretations could result in a material adverse impact on our financial position or results. In addition to the factors outlined above that are directly related to PXRE’s business, PXRE is also subject to general business risks, including, but not limited to, adverse state, federal or foreign legislation and regulation, adverse publicity or news coverage, changes in general economic factors, the loss of key employees and other factors set forth in PXRE’s SEC filings. The factors listed above should not be construed as exhaustive. Therefore, actual results or outcomes may differ materially from what is expressed or forecasted in such forward-looking statements.
     PXRE undertakes no obligation to update any forward-looking statements, whether as a result of new information, future events (including catastrophe events), or otherwise.

PXRE Group Ltd.
Unaudited Financial Highlights
(Dollars in thousands except per share amounts)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2006	2005	2006	2005
Gross premiums written	$6,952	$114,617	$138,776	$542,325

Net premiums written	$(18,169)	$130,665	$53,509	$407,005

Revenues	$1,776	$157,097	$137,802	$419,821
Losses and expenses	(20,889)	(564,052)	(108,703)	(1,111,472)

(Loss) income before income taxes and convertible preferred share dividends	(19,113)	(406,955)	29,099	(691,651)
Income tax expense	(597)	(39,510)	(597)	(5,907)

Net (loss) income before convertible preferred share dividends	$(19,710)	$(446,465)	$28,502	$(697,558)

Net (loss) income to common shareholders	$(20,873)	$(447,627)	$23,638	$(704,598)

Net (loss) income per diluted common share	$(0.29)	$(8.45)	$0.33	$(21.65)

Average diluted shares outstanding (000’s)	77,156	73,555	77,072	43,517
Average diluted shares outstanding when antidilutive (000’s)	72,006	52,987	71,959	32,541

Financial Position:	Dec. 31, 2006		Dec. 31, 2005
Cash and investments	$1,216,392		$1,660,996
Total assets	1,401,343		2,116,047
Reserve for losses and loss expenses	603,241		1,320,126
Shareholders’ equity	496,767		465,318
Book value per common share (1)	6.41		6.01
Statutory surplus:
PXRE Reinsurance Ltd.	564,209	(2)	530,775	(3)
PXRE Reinsurance Company	137,974	(4)	126,991

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2006	2005	2006	2005
GAAP Ratios:
Loss ratio	1.8%	340.2%	14.7%	260.5%
Expense ratio	(78.2%)	17.1%	73.7%	21.9%

Combined ratio	(76.4%)	357.3%	88.4%	282.4%

Losses Incurred by Segment:
Cat & Risk Excess	$(3,847)	$532,815	$6,490	$1,004,771
Exited	3,606	187	5,953	6,752

	$(241)	$533,002	$12,443	$1,011,523

Commission and Brokerage, Net of Fee Income by Segment:
Cat & Risk Excess	$806	$17,831	$18,697	$49,256
Exited	—	(114)	186	(297)

	$806	$17,717	$18,883	$48,959

Underwriting (Loss) Income by Segment: (5)
Cat & Risk Excess	$(10,428)	$(393,453)	$59,761	$(664,445)
Exited	(3,620)	(613)	(6,558)	(7,713)

	$(14,048)	$(394,066)	$53,203	$(672,158)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2006	2005	2006	2005
Underwriting (Loss) Income Reconciled to (Loss) Income Before Income Taxes and Convertible Preferred Share Dividends:
Underwriting (loss) income (5)	$(14,048)	$(394,066)	$53,203	$(672,158)
Net investment income	14,893	14,643	60,654	45,292
Net realized investment gains (losses)	172	(14,370)	(7,809)	(14,736)
Other fee income	185	—	185	—
Other reinsurance related expense	(7,124)	(936)	(17,862)	(936)
Operating expenses	(9,732)	(9,105)	(43,373)	(36,208)
Foreign exchange gains (losses)	168	494	(1,444)	1,547
Interest expense	(3,627)	(3,615)	(14,455)	(14,452)

(Loss) income before income taxes and convertible preferred share dividends	$(19,113)	$(406,955)	$29,099	$(691,651)

(1)	After considering convertible preferred shares.

(2)	Estimated and before inter-company eliminations.

(3)	Before inter-company eliminations.

(4)	Estimated.

(5)	Underwriting Income (Loss) by Segment (a GAAP financial measure): The Company’s reported underwriting results are its best measure of profitability for its individual underwriting segments and accordingly are disclosed in the footnotes to the Company’s financial statements required by SFAS 131, Disclosures about Segments of an Enterprise and Related Information. Underwriting Income (Loss) by Segment is calculated by subtracting losses and loss expenses incurred and commission and brokerage, net of fee income from net earned premiums. PXRE does not allocate net investment income, net realized investment gains (losses), other fee income, other reinsurance related expense, operating expenses, foreign exchange gains or losses, or interest expense to its respective underwriting segments.
These preliminary financial statements are unaudited and do not include footnotes that customarily accompany a complete set of financial statements; these footnotes will be furnished when the Company makes its filing on Form 10-K for the year ended December 31, 2006.

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